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                                                                     Exhibit 4.7
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                              CERTIFICATE OF TRUST

                                       OF

                          AMERICREDIT CAPITAL TRUST I

          THIS Certificate of Trust of  AmeriCredit Capital Trust I (the
"Trust") is being duly executed and filed by the undersigned trustees, not in their individual capacity but solely as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. Code, (S) 3801 et seq.) (the "Act").
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          1.  Name.  The name of the business trust formed hereby is AmeriCredit
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Capital Trust I.

          2.  Delaware Trustee.  The name and business address of the trustee of
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the Trust in the State of Delaware are Bankers Trust (Delaware), 1011 Centre
Road, Suite 200, Wilmington, Delaware 19805-1266.

          3.  Effective Date.  This Certificate of Trust shall be effective upon
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filing.


          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811 of the Act.

                              BANKERS TRUST (DELAWARE),
                              as Trustee

                              By: __________________________________
                              Name: ________________________________
                              Title: _______________________________


                              ______________________________________
                              Michael Barrington, as Trustee


                              ______________________________________
                              Daniel Berce, as Trustee


                              ______________________________________
                              Preston Miller, as Trustee